TERMINATION AND SETTLEMENT AGREEMENT



      This Termination and Settlement Agreement (this "Agreement"), dated this 29th day of September, 1998, is made by Astra Pharmaceuticals, L.P., a Delaware limited partnership ("APLP"), on the one hand, and Intercardia, Inc., a Delaware corporation ("Intercardia"), and CPEC, Inc., a Nevada corporation ("CPEC"), on the other hand. Intercardia and CPEC are hereinafter collectively referred to as "INTERCARDIA/CPEC."

                               W I T N E S S E T H:

      WHEREAS, substantially all of the assets of Astra Merck Inc. ("AMI") were transferred to APLP pursuant to a corporate restructuring of AMI and a related asset contribution agreement ("Asset Contribution Agreement");

      WHEREAS, AMI and INTERCARDIA/CPEC, are parties to that certain Development and Marketing Collaboration and License Agreement, dated as of December 4, 1995 (the "Bucindolol Agreement"), and all capitalized terms not otherwise defined herein are used as defined in the Bucindolol Agreement;

      WHEREAS, AMI assigned its rights and obligations under the Bucindolol Agreement to APLP pursuant to the Asset Contribution Agreement and pursuant to
Section 10.2 of the Bucindolol Agreement, and INTERCARDIA/CPEC acknowledges that APLP is the lawful successor to AMI's rights and obligations under the Bucindolol Agreement;

      WHEREAS, Section 2.1 of the Bucindolol Agreement provides for a termination procedure in the event that APLP desires to pursue development and commercialization of a Competing Product (as defined therein), pursuant to which APLP is required to make a termination payment to INTERCARDIA, and APLP wishes to terminate the Bucindolol Agreement pursuant to such procedure so that APLP may develop and potentially commercialize metoprolol without violating the Bucindolol Agreement;

      WHEREAS, a dispute is pending between APLP and INTERCARDIA/CPEC regarding the respective rights and obligations of APLP and INTERCARDIA/CPEC under the Bucindolol Agreement to fund bucindolol development costs in excess of Fifteen Million Dollars ($15,000,000) in the aggregate; and

      WHEREAS, the parties hereto wish to clarify their respective rights and obligations in connection with the termination of the Bucindolol Agreement and to provide for a final resolution of their dispute regarding the payment of excess development costs with respect to bucindolol, including the provision of mutual releases of claims relating thereto;

      NOW, THEREFORE, in consideration of the above mentioned premises, the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


      1. Termination of the Bucindolol Agreement. The parties hereby agree to terminate the Bucindolol Agreement and any and all licenses granted by INTERCARDIA/CPEC to APLP thereunder, effective as of September 25, 1998 (the "Effective Date"). Notwithstanding any provisions of the Bucindolol Agreement to the contrary, the only rights and obligations thereunder that shall survive termination shall be those set forth in Section 2.6 and the third sentence of
Section 2.8 of the Bucindolol Agreement except that any APLP rights to Collaboration Information and Inventions shall terminate on the Effective Date. APLP agrees to maintain the confidentiality of all Proprietary Information (as defined in the Bucindolol Agreement) in accordance with Section 5.1 thereof for a period of ten (10) years from the date hereof, and APLP shall not use any such Proprietary Information at any time in the future for commercial purposes or in connection in any manner with the development, commercialization, marketing or sale of metoprolol. INTERCARDIA/CPEC shall be free to use or disclose the Proprietary Information in its sole discretion.


      2. Return of Materials. Within thirty (30) days after the date hereof, APLP shall provide INTERCARDIA/CPEC access to, and one copy of, all materials in its possession relating in any manner to the development and commercialization of bucindolol, and APLP shall return to INTERCARDIA/CPEC all written confidential information provided by INTERCARDIA/CPEC to APLP pursuant to or in connection with the Bucindolol Agreement; provided, however, that the general counsel for APLP may retain one copy thereof in such counsel's possession solely for archival purposes to evidence the scope of APLP's confidentiality obligation. APLP shall devote sufficient administrative resources (including personnel) during the aforementioned thirty-day period to ensure a smooth and businesslike transfer of any and all such materials. APLP represents and warrants that, as of the date hereof, no disclosure relating to Collaboration Information and Inventions is due to INTERCARDIA/CPEC under the provisions of
Section 2.6 of the Bucindolol Agreement. Following the date hereof, APLP shall forward to INTERCARDIA/CPEC any materials, in the nature of those set forth above or otherwise relating to bucindolol, subsequently received by APLP pursuant to the Bucindolol Agreement.


      3. Payments. Immediately after the execution hereof, APLP shall pay CPEC, by wire transfer of immediately available funds to the bank account set forth on
Schedule 3.1 the sum of Four Million Dollars (US $4,000,000), plus an amount equal to $124,602.21, which is comprised of bucindolol expenses owed to INTERCARDIA/CPEC as set forth on Schedule 3.2. In addition, APLP shall pay the amounts set forth on Schedule 3.3 to the respective vendors within ten (10) days of the date hereof. The payments set forth in this Section 3, together with any amounts paid by APLP pursuant to Section 4 hereof, shall be in full satisfaction of all payment and other obligations of APLP to INTERCARDIA/CPEC relating to or arising out of, under, or in connection


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

with the Bucindolol Agreement or its termination (except to the extent that such other obligations survive pursuant to this Agreement).


      4. Bucindolol Related Expenses and Claims. All expenses relating to the development or commercialization of bucindolol of any kind whatsoever incurred or accruing under the Bucindolol Agreement in connection with activities conducted on or prior to the Effective Date, including all payments made to date by APLP, arising under the Bucindolol Agreement for the period on or prior to the Effective Date, shall be the sole responsibility of APLP ("APLP Expenses"), except for the expense items set forth on Schedule 4.1, which expenses the parties have previously agreed to share, and which expenses will continue to be shared by the parties through the Effective Date. Schedule 4.2 sets forth all contracts in effect with third parties relating to bucindolol into which APLP has entered and to which INTERCARDIA/CPEC is not a party (the "APLP Contracts"). APLP will terminate all the APLP Contracts, and will be responsible for any cancellation or other charges under all terminated APLP Contracts. APLP will use its commercially reasonable efforts to (i) obtain and transfer to INTERCARDIA/CPEC any deliverables owed to APLP under the APLP Contracts, and
(ii) preserve and transfer to INTERCARDIA/CPEC, subject to Section 11 hereof and the terms of the APLP Contracts, the intellectual property rights of APLP under the APLP Contracts. Upon the written request of INTERCARDIA/CPEC, APLP shall notify the counterparties to the APLP Contracts that APLP has granted its consent for such counterparties to share with INTERCARDIA/CPEC any data developed under such contracts. INTERCARDIA/CPEC will be responsible for all expenses relating to the development or commercialization of bucindolol of any kind whatsoever incurred or accruing under the Bucindolol Agreement in connection with activities conducted after the Effective Date, as well as its share of the expense items set forth in Schedule 4.1 incurred through the Effective Date (after which date such expenses shall be borne entirely by INTERCARDIA/CPEC) (collectively, the "INTERCARDIA/CPEC Expenses"). INTERCARDIA/CPEC shall be solely responsible for any cancellation or other charges relating to all contracts or obligations into which INTERCARDIA/CPEC has entered relating to bucindolol, including without limitation those to which APLP is a party (the "INTERCARDIA/CPEC Contracts"). INTERCARDIA/CPEC and APLP shall use their commercially reasonable efforts promptly to amend the INTERCARDIA/CPEC Contracts so as to remove APLP as a party thereto; provided, however, that, in the event that such amendment cannot be effected with respect to any such contract, INTERCARDIA/CPEC shall defend, indemnify and hold harmless APLP from and against any and all liability or damages arising out of any suit, action, legal proceeding, claim or demand of whatever kind or character based upon or arising out of, under, or in connection with, such contract involving an event occurring after the Effective Date.


      INTERCARDIA/CPEC shall promptly provide to APLP copies of all unpaid invoices relating, in whole or in part, to APLP Expenses as and when such invoices are received by INTERCARDIA/CPEC and APLP shall promptly provide to INTERCARDIA/CPEC copies of all unpaid invoices relating, in whole or in part, to INTERCARDIA/CPEC Expenses as and when such invoices are received by APLP. Within fifteen (15) days after receipt by APLP of any invoice relating solely to APLP Expenses, APLP shall pay any such invoice directly to the vendor, and APLP shall send a


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

copy of the payment information relating to APLP Expenses to INTERCARDIA/CPEC. INTERCARDIA/CPEC shall pay directly to the vendors any invoices relating solely to INTERCARDIA/CPEC Expenses. Any invoices which include items relating to expenses for periods on or prior to and subsequent to the Effective Date will be pro rated. APLP Expenses shall include the pro rata portion of such expenses which relate to periods on or prior to the Effective Date, and INTERCARDIA/CPEC Expenses shall include the pro rata portion of such expenses which relate to periods subsequent to the Effective Date. The method to be used for allocation of expenses shall be appropriate for the nature of the expense (e.g. number of days in the period; number of patients enrolled; actual expenses during the pro rated periods). Any party receiving an invoice which includes both APLP Expenses and INTERCARDIA/CPEC Expenses shall pay such invoice within fifteen (15) days of receiving such invoice and shall be entitled to reimbursement from the other party within fifteen (15) days of notice, pursuant to the provisions of this
Section 4.


      5. Right to Compete. Notwithstanding any other provision of this Agreement or the Bucindolol Agreement, the parties hereby acknowledge and agree that, effective as of July 1, 1998, each party shall have the right to compete with the other party in the Field and, without limiting the generality of the foregoing, to pursue any and all activities in connection with the development and/or commercialization of a Competing Product; provided, however, that each party agrees not to identify the other party (or its predecessors-in-interest) as the source of any comparative claims relating to bucindolol and any Competing Product (including without limitation metoprolol) in connection with any such comparative claims.


      6. Mutual Release of Claims. Each party hereby releases each other party, its predecessors, successors, assigns, and its present and former officers, directors, shareholders, employees, agents, affiliates and subsidiaries from any and all past, present and future claims, demands, obligations, liabilities and causes of action of any nature ("Claims") whatsoever relating to or arising under, out of, or in connection with the Bucindolol Agreement or its termination; provided, however, that neither party hereby releases the other from any Claims arising under this Agreement.


      7. Covenant Not to Sue. Each party to this Agreement covenants and agrees not to commence, aid, prosecute or cause to be commenced or prosecuted any action or other proceeding, based upon any claims, demands, obligations, or causes of action relating to, arising under, out of, or in connection with the matters subject to mutual release as set forth in Section 6, and each party further covenants and agrees to hold harmless and indemnify the other party in respect of all losses, claims, damages, liabilities, fees, penalties or related costs or expenses (including, but not limited to, court costs and attorneys' fees), suffered, sustained, incurred, or required to be paid by such other party from or in connection with any such action or proceeding.


      8. Compromise Agreement. This Termination and Settlement Agreement is, in part, a compromise and settlement of claims and is not intended to be, nor shall be construed as, any admission of liability or wrongdoing by any party hereto or any other person or entity.


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

      9. Nonsolicitation; No Hiring Without Consent. Each party hereto shall not, either directly or indirectly, actively solicit or hire any employee of the other party until one (1) year after the termination of such employee's employment with such other party, without the prior written approval of such other party. In the event that a party hereto shall hire any employee of the other party prior to the first anniversary of the termination of such employee's employment with such other party, without the prior written approval of the other party, the party hiring such employee shall promptly pay to the other party as liquidated damages and not as a penalty, an amount equal to fifty percent (50%) of the total first year compensation that the party hiring such employee pays to such person.


      10. Press Release. Promptly following the execution hereof, APLP and INTERCARDIA/CPEC shall issue to major newswires a joint press release substantially in the form of Annex A hereto, announcing the termination of the Bucindolol Agreement.


      11. Transfers. APLP shall in connection with this Agreement and in the future execute any agreements or instruments of assignment or transfer reasonably requested by INTERCARDIA/CPEC relating to the transfer to INTERCARDIA/CPEC of intellectual property developed by APLP, or its assigns, in connection with the Bucindolol Agreement which is or was transferable to INTERCARDIA/CPEC under the terms of the Bucindolol Agreement.


      12. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.


      13. Entire Agreement. This Agreement embodies the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements with respect thereto.


      14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina, without regard to the conflict of laws rules thereof.


      15. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.


      16. No Waiver. Failure to insist on compliance with any term, covenant or condition contained in this Agreement shall not be deemed a waiver of that term, covenant or condition, nor shall any waiver or relinquishment of any right or power contained in this Agreement at any one time or more times be deemed a waiver or relinquishment of any right or power at any other time or times.


      17. Amendment. This Agreement may not be modified or terminated orally and no modification, termination or waiver shall be valid unless in writing and signed by all of the parties hereto.

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


      18. Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally, sent by telecopies (and promptly confirmed by personal delivery, registered or certified mail or overnight courier), sent by nationally recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:


      If  to INTERCARDIA, to: Intercardia, Inc.
                              3200 East Highway 54
                              Cape Fear Building, Suite 300
                              P.O. Box 14287
                              Research Triangle Park,
                              North Carolina 27709
                              Telecopier No.: 919-544-1245
                              ATTN: President

      With a copy to:         Wyrick Robbins Yates & Ponton LLP
                              Suite 300
                              4101 Lake Boone Trail
                              Raleigh, North Carolina 27607
                              ATTN: Larry E. Robbins, Esq.
                              Telecopier No.: 919-781-4865

      If to APLP, to:         Astra Pharmaceuticals, L.P.
                              725 Chesterbrook Boulevard
                              Wayne, PA 19087-5677
                              ATTN: Executive Director of Licensing
                                     and Business Development
                              Telecopier No.: 610-644-0418

      With a copy to:         Astra Pharmaceuticals, L.P.
                              725 Chesterbrook Boulveard
                              Wayne, PA 19087-5677
                              ATTN: General Counsel
                              Telecopier No.: 610-889-1290


Or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Any such communication shall be deemed to have been given when delivered if personally delivered or sent by telecopier on a business day, on the business day after dispatch if sent by nationally-recognized overnight courier and on the third business day following the date of mailing if sent by mail.





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



IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first set forth above.


                                INTERCARDIA, INC.


                             By: /s/ Clayton I. Duncan
                                _______________________________
                                      Name: Clayton I. Duncan
                                      Title  President & C.E.O.


                              CPEC, INC.


                             By: /s/ Clayton I. Duncan
                                _______________________________
                                      Name: Clayton I. Duncan
                                      Title  President & C.E.O.


                              ASTRA PHARMACEUTICALS, L.P.


                             By: /s/ David R. Brennan
                                 ______________________________
                                      Name: David R. Brennan
                                      Title Sr. Vice President
                                            Business Planning & Development


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